                                EXHIBIT 23 (B)


                        CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements (Nos. 33-53678, 33-18853, 33-44264 and 333-02157) on Form S-8 and (No. 33-
87956) on Form S-3 of Community Bankshares, Inc. of our report dated February 1, 1996, with respect to the financial statements of Centerpoint Bank as of December 31, 1995 and 1994, and for each of the three years in the period ended December 31, 1995, incorporated by reference in this Current Report (Form 8-K) of Community Bankshares, Inc.



                                                  ERNST & YOUNG LLP


Manchester, New Hampshire
May 28, 1996

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